SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 4, 2002
(TO PROSPECTUS DATED DECEMBER 14, 2001)

                                  $670,000,000

                               CWABS MASTER TRUST
                        (FOR THE SERIES 2002-B SUBTRUST)
                                     ISSUER

                                   CWABS, INC.
                                    DEPOSITOR

                               [COUNTRYWIDE LOGO]
                           SPONSOR AND MASTER SERVICER

                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-B


                                   [FGIC LOGO]


     This Supplement updates the Prospectus Supplement dated March 4, 2002 that has been issued with respect to the Series 2002-B Revolving Home Equity Loan Asset Backed Notes.

     Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of July 31, 2002.

     Pages S-17 and S-18 of the Prospectus Supplement include certain financial information of the Note Insurer. Appendix II to this Supplement updates certain of that information.

     Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix III to this Supplement updates certain of that information.

     This Supplement also updates the "Method of Distribution" section, on page S-59 and the "Legal Matters" section, on page S-60 in the Prospectus Supplement, as described on the next page.


COUNTRYWIDE SECURITIES CORPORATION
                                  GREENWICH CAPITAL MARKETS, INC.
                                                                 JPMORGAN
                 The date of this supplement is August 27, 2002

                             METHOD OF DISTRIBUTION

Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Greenwich Capital Markets, Inc. ("GREENWICH CAPITAL"), J.P. Morgan Securities Inc. ("J.P. MORGAN" and, together with CSC and Greenwich Capital, the "UNDERWRITERS") and a terms agreement, dated August 27, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on August 28, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of notes set forth below its name in the table below. The notes being offered pursuant to the terms agreement are referred to as the "OFFERED NOTES." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $621,622,758 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $40,000.

           COUNTRYWIDE
            SECURITIES          GREENWICH CAPITAL        J.P. MORGAN
            CORPORATION           MARKETS, INC.        SECURITIES INC.
            -----------           -------------        ---------------
           $603,000,000            $33,500,000           $33,500,000

     Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

     CSC is an affiliate of the depositor, the sponsor, and the master servicer.

     The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass on certain legal matters on behalf of the underwriters.

                           ---------------------------

     This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated March 4, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

     Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-B on the DES page. The information on that page has not been independently verified by any of the Issuer, the Depositor, the Sponsor and Master Servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

           APPENDIX I - STATISTICAL INFORMATION (AS OF JULY 31, 2002)
                            ABOUT THE MORTGAGE LOANS

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on July 31, 2002.

                               PRINCIPAL BALANCES

                                                                                    PERCENTAGE OF
                                            NUMBER OF         AGGREGATE UNPAID   AGGREGATE PRINCIPAL
 RANGE OF PRINCIPAL BALANCES ($)         MORTGAGE LOANS      PRINCIPAL BALANCE        BALANCE
 -------------------------------         --------------      -----------------        -------
  0.00  to 10,000.00..............           15,813              $54,029,605            3.40%
 10,000.01 to 20,000.00...........           16,271              248,035,145           15.61
 20,000.01 to 30,000.00...........           12,613              316,034,197           19.89
 30,000.01 to 40,000.00...........            6,177              215,017,439           13.53
 40,000.01 to 50,000.00...........            4,120              187,183,344           11.78
 50,000.01 to 60,000.00...........            1,821              100,135,163            6.30
 60,000.01 to 70,000.00...........            1,156               75,165,257            4.73
 70,000.01 to 80,000.00...........              892               66,920,956            4.21
 80,000.01 to 90,000.00...........              527               44,884,728            2.82
 90,000.01 to 100,000.00..........              699               67,681,802            4.26
100,000.01 to 125,000.00 .........              415               46,636,101            2.93
125,000.01 to 150,000.00 .........              393               55,674,098            3.50
150,000.01 to 175,000.00 .........               99               16,109,836            1.01
175,000.01 to 200,000.00 .........               99               19,002,211            1.20
200,000.01 to 225,000.00 .........               48               10,214,054            0.64
225,000.01 to 250,000.00 .........               44               10,542,622            0.66
250,000.01 to 275,000.00 .........               30                7,910,264            0.50
275,000.01 to 300,000.00 .........               39               11,434,193            0.72
300,000.01 to 325,000.00 .........                8                2,467,578            0.16
325,000.01 to 350,000.00 .........               11                3,728,242            0.23
350,000.01 to 375,000.00 .........               11                3,986,003            0.25
375,000.01 to 400,000.00 .........                9                3,511,681            0.22
400,000.01 to 425,000.00 .........                9                3,729,887            0.23
425,000.01 to 450,000.00 .........                7                3,109,801            0.20
450,000.01 to 475,000.00 .........                3                1,406,137            0.09
475,000.01 to 500,000.00 .........               17                8,425,155            0.53
500,000.01 to 525,000.00 .........                1                  520,000            0.03
575,000.01 to 600,000.00 .........                2                1,180,000            0.07
625,000.01 to 650,000.00 .........                2                1,290,000            0.08
675,000.01 to 700,000.00 .........                2                1,388,170            0.09
775,000.01 to 800,000.00 .........                1                  784,000            0.05
975,000.01 to 1,000,000.00 .......                1                1,000,000            0.06
                                             ------           --------------          ------
    Total ........................           61,340           $1,589,137,667          100.00%
                                             ======           ==============          ======

     As of July 31, 2002, the average principal balance of the Mortgage Loans was approximately $25,907.

                                  LOAN PROGRAMS

                                                                                     PERCENTAGE OF
                                            NUMBER OF         AGGREGATE UNPAID    AGGREGATE PRINCIPAL
       LOAN PROGRAMS                     MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
       -------------                     --------------      -----------------         -------

5 Yr Draw, 5 Yr Repay .............               98           $    1,500,860            0.09%
5 Yr Draw, 10 Yr Repay ............               96                3,544,629            0.22
10 Yr Draw, 10 Yr Repay ...........              954               18,227,329            1.15
10 Yr Draw, 15 Yr Repay ...........           59,791            1,553,175,503           97.74
15 Yr Draw, 0 Yr Repay ............              131                4,186,874            0.26
15 Yr Draw, 10 Yr Repay ...........              270                8,502,472            0.54
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

                                   LOAN RATES

                                                                                    PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
     RANGE OF LOAN RATES (%)             MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
 -------------------------------         --------------      -----------------         -------
 2.501 - 3.000 ....................                8           $      208,640            0.01%
 3.001 - 3.500 ....................                2                  125,331            0.01
 3.501 - 4.000 ....................           28,231              714,982,643           44.99
 4.001 - 4.500 ....................            5,268              120,350,032            7.57
 4.501 - 5.000 ....................            3,617              115,489,091            7.27
 5.001 - 5.500 ....................            2,928               95,446,987            6.01
 5.501 - 6.000 ....................            1,809               56,166,960            3.53
 6.001 - 6.500 ....................            1,463               36,668,542            2.31
 6.501 - 7.000 ....................            7,609              161,555,754           10.17
 7.001 - 7.500 ....................            4,334              132,938,652            8.37
 7.501 - 8.000 ....................            2,283               53,157,550            3.35
 8.001 - 8.500 ....................            2,744               76,477,928            4.81
 8.501 - 9.000 ....................              403               10,532,625            0.66
 9.001 - 9.500 ....................              453               11,161,236            0.70
 9.501 - 10.000 ...................              103                1,692,542            0.11
10.001 - 10.500 ...................               21                  258,223            0.02
10.501 - 11.000 ...................               50                1,478,333            0.09
11.001 - 11.500 ...................               14                  446,596            0.03
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

     As of July 31, 2002, the weighted average loan rate on the Mortgage Loans was approximately 5.205%.


                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                   PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID    AGGREGATE PRINCIPAL
 RANGE OF MONTHS REMAINING TO MATURITY   MORTGAGE LOANS      PRINCIPAL BALANCE        BALANCE
 -------------------------------------   --------------      -----------------        -------
97-108 ............................                9           $      198,086            0.01%
109 - 120 .........................               89                1,302,773            0.08
157 - 168 .........................                8                  351,431            0.02
169 - 180 .........................              219                7,380,072            0.46
217 - 228 .........................               67                1,237,065            0.08
229 - 240 .........................              887               16,990,264            1.07
241 - 252 .........................                2                   33,279            0.00
253 - 264 .........................                3                  127,683            0.01
277 - 288 .........................            4,038              104,949,885            6.60
289 - 300 .........................           56,018            1,456,567,129           91.66
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

     As of July 31, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 291.

     The above table assumes that the draw period for the Mortgage Loans with
(a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or
(ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                     PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
 RANGE OF COMBINED LOAN-TO-VALUE RATIO%  MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
 --------------------------------------  --------------      -----------------         -------
10.01 -  20.00 ....................               27           $      769,686            0.05%
20.01 -  30.00 ....................              292               11,727,805            0.74
30.01 -  40.00 ....................              648               18,282,104            1.15
40.01 -  50.00 ....................            1,245               36,669,845            2.31
50.01 -  60.00 ....................            2,201               57,421,176            3.61
60.01 -  70.00 ....................            5,422              153,489,759            9.66
70.01 -  80.00 ....................            9,128              244,630,327           15.39
80.01 -  90.00 ....................           25,359              575,408,587           36.21
90.01 - 100.00 ....................           17,018              490,738,378           30.88
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======


     As of July 31, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 83.79%.

     The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                             GEOGRAPHIC DISTRIBUTION

                                                                                    PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
            STATE                        MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
            -----                        --------------      -----------------         -------
Alabama ...........................              822           $   16,869,382            1.06%
Alaska ............................               91                2,656,102            0.17
Arizona ...........................            2,096               49,343,008            3.11
California ........................           14,900              511,238,616           32.17
Colorado ..........................            3,048               86,747,497            5.46
Connecticut .......................              542               14,777,552            0.93
Delaware ..........................              101                2,130,041            0.13
District of Columbia ..............               45                1,191,745            0.07
Florida ...........................            3,332               75,521,873            4.75
Georgia ...........................            1,825               44,220,855            2.78
Hawaii ............................              382               13,338,849            0.84
Idaho .............................              719               16,114,030            1.01
Illinois ..........................            2,723               63,679,960            4.01
Indiana ...........................              982               17,662,345            1.11
Iowa ..............................              310                5,241,055            0.33
Kansas ............................              736               13,598,956            0.86
Kentucky ..........................              363                8,181,859            0.51
Louisiana .........................              506                9,730,479            0.61
Maine .............................              193                3,198,902            0.20
Maryland ..........................            1,037               25,786,115            1.62
Massachusetts .....................            1,461               38,490,060            2.42
Michigan ..........................            3,077               64,701,973            4.07
Minnesota .........................              741               16,002,672            1.01
Mississippi .......................              194                3,941,432            0.25
Missouri ..........................            1,160               20,987,783            1.32
Montana ...........................              279                5,287,144            0.33
Nebraska ..........................              174                3,024,914            0.19
Nevada ............................              872               23,029,736            1.45
New Hampshire .....................              408                9,175,893            0.58
New Jersey ........................            1,882               50,950,064            3.21
New Mexico ........................              420                8,877,952            0.56
New York ..........................            1,424               39,784,574            2.50
North Carolina ....................            1,364               29,333,235            1.85
North Dakota ......................               52                1,148,723            0.07
Ohio ..............................            1,802               32,560,509            2.05
Oklahoma ..........................              666               13,213,422            0.83
Oregon ............................              909               22,177,220            1.40
Pennsylvania ......................            1,983               41,355,363            2.60
Rhode Island ......................              136                2,822,294            0.18
South Carolina ....................              483               10,397,504            0.65
South Dakota ......................               70                1,102,617            0.07
Tennessee .........................              959               18,515,861            1.17
Texas .............................               62                1,114,760            0.07
Utah ..............................            1,180               30,400,590            1.91
Vermont ...........................               43                  736,241            0.05
Virginia ..........................            1,209               28,379,790            1.79
Washington ........................            2,189               62,561,166            3.94
West Virginia .....................              104                1,683,084            0.11
Wisconsin .........................            1,068               19,871,747            1.25
Wyoming ...........................              216                6,280,124            0.40
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

                      CREDIT SCORES FOR THE MORTGAGE LOANS

                                           NUMBER OF         AGGREGATE UNPAID   PERCENTAGE OF AGGREGATE
        RANGE OF CREDIT SCORES           MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 --------------------------------------  --------------      -----------------    -----------------
841 - 850 .........................                1          $            0            0.00%
821 - 840 .........................              180               2,473,563            0.16
801 - 820 .........................            1,399              25,943,078            1.63
781 - 800 .........................            4,847              98,570,264            6.20
761 - 780 .........................            7,692             170,024,706           10.70
741 - 760 .........................            8,599             210,124,404           13.22
721 - 740 .........................            8,949             229,154,687           14.42
701 - 720 .........................            9,708             267,216,325           16.82
681 - 700 .........................            7,857             225,074,418           14.16
661 - 680 .........................            6,727             206,608,356           13.00
641 - 660 .........................            3,090              88,559,180            5.57
621 - 640 .........................            2,084              58,836,061            3.70
601 - 620 .........................              177               5,818,144            0.37
581 - 600 .........................               17                 471,405            0.03
561 - 580 .........................                5                 171,594            0.01
541 - 560 .........................                5                  62,963            0.00
520 or less .......................                3                  28,519            0.00
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

     As of July 31, 2002 the weighted average credit score of the Mortgage Loans was approximately 717.

                                  PROPERTY TYPE

                                           NUMBER OF         AGGREGATE UNPAID   PERCENTAGE OF AGGREGATE
           DESCRIPTION                   MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 --------------------------------------  --------------      -----------------    -----------------
Single Family .....................           48,257          $1,240,804,836           78.08%
Planned Unit Development (PUD) ....            8,770             250,705,931           15.78
Low-rise Condominium ..............            3,833              85,085,133            5.35
2-4 Units .........................              480              12,541,767            0.79
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

                                  GROSS MARGINS

                                                                                    PERCENTAGE OF
         RANGE OF GROSS                    NUMBER OF         AGGREGATE UNPAID    AGGREGATE PRINCIPAL
           MARGINS (%)                   MORTGAGE LOANS      PRINCIPAL BALANCE        BALANCE
           -----------                   --------------      -----------------        -------
Less than 0.000 ...................                3          $      129,751            0.01%
0.000 .............................            6,818             202,841,619           12.76
0.001 - 0.250 .....................              903              32,529,187            2.05
0.251 - 0.500 .....................            6,554             181,374,601           11.41
0.501 - 0.750 .....................              246              14,060,596            0.88
0.751 - 1.000 .....................              462              23,582,323            1.48
1.001 - 1.250 .....................            2,866              69,264,662            4.36
1.251 - 1.500 .....................            1,701              37,116,820            2.34
1.501 - 1.750 .....................            1,075              27,724,814            1.74
1.751 - 2.000 .....................           13,580             266,410,527           16.76
2.001 - 2.250 .....................            4,690             113,940,827            7.17
2.251 - 2.500 .....................            8,754             259,063,663           16.30
2.501 - 2.750 .....................              740              25,193,239            1.59
2.751 - 3.000 .....................            4,138              99,077,806            6.23
3.001 - 3.250 .....................              745              14,619,664            0.92
3.251 - 3.500 .....................            4,563             138,946,995            8.74
3.501 - 3.750 .....................            1,636              37,886,476            2.38
3.751 - 4.000 .....................              228               5,714,744            0.36
4.001 - 4.250 .....................              506              12,395,574            0.78
4.251 - 4.500 .....................              166               3,945,292            0.25
4.501 - 4.750 .....................              675              17,565,469            1.11
4.751 - 5.000 .....................              176               3,181,628            0.20
5.001 - 5.250 .....................                5                  43,134            0.00
5.251 - 5.500 .....................               38                 420,293            0.03
5.501 - 5.750 .....................                7                  66,552            0.00
5.751 - 6.000 .....................                1                 116,480            0.01
6.001 - 6.250 .....................               50               1,478,333            0.09
6.251 - 6.500 .....................               13                 296,596            0.02
6.501 - 6.750 .....................                1                 150,000            0.01
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

     As of July 31, 2002, the weighted average gross margin was 1.849%.

     The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                   PERCENTAGE OF
        RANGE OF CREDIT                    NUMBER OF         AGGREGATE UNPAID    AGGREGATE PRINCIPAL
  LIMIT UTILIZATION RATES (%)            MORTGAGE LOANS      PRINCIPAL BALANCE        BALANCE
  ---------------------------            --------------      -----------------        -------
0.00% .............................            7,447          $           24            0.00%
0.01 -   10.00 ....................            1,076               2,991,171            0.19
10.01 -  20.00 ....................            1,250               8,865,434            0.56
20.01 -  30.00 ....................            1,515              16,490,647            1.04
30.01 -  40.00 ....................            1,727              26,507,771            1.67
40.01 -  50.00 ....................            2,083              35,556,444            2.24
50.01 -  60.00 ....................            2,320              48,988,789            3.08
60.01 -  70.00 ....................            2,786              66,817,572            4.20
70.01 -  80.00 ....................            3,279              90,287,850            5.68
80.01 -  90.00 ....................            4,842             142,649,673            8.98
90.01 - 100.00 ....................           33,015           1,149,982,291           72.37
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

     As of July 31, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 69.88%.

                               MAXIMUM LOAN RATES

                                                                                    PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
    MAXIMUM LOAN RATES (%)               MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
    ----------------------               --------------      -----------------         -------
 8.750 ............................                3          $       55,580            0.00%
16.000 ............................            1,365              29,341,235            1.85
17.000 ............................            3,398              76,760,330            4.83
18.000 ............................           56,508           1,481,042,168           93.20
21.000 ............................               61               1,766,639            0.11
24.000 ............................                5                 171,714            0.01
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

     As of July 31, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.918%.

                                  CREDIT LIMITS

                                                                                    PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
    RANGE OF CREDIT LIMITS               MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
    ----------------------               --------------      -----------------         -------
      0.00 to  10,000 .............            2,956          $   17,493,775            1.10%
 10,000.01 to  20,000 .............           18,089             203,665,431           12.82
 20,000.01 to  30,000 .............           15,920             308,482,259           19.41
 30,000.01 to  40,000 .............            7,969             214,447,464           13.49
 40,000.01 to  50,000 .............            6,682             212,839,772           13.39
 50,000.01 to  60,000 .............            2,247              97,009,287            6.10
 60,000.01 to  70,000 .............            1,495              73,697,546            4.64
 70,000.01 to  80,000 .............            1,308              70,816,461            4.46
 80,000.01 to  90,000 .............              777              47,254,432            2.97
 90,000.01 to 100,000 .............            1,828             101,683,382            6.40
100,000.01 to 125,000 .............              498              41,452,680            2.61
125,000.01 to 150,000 .............              739              70,422,551            4.43
150,000.01 to 175,000 .............              128              13,340,746            0.84
175,000.01 to 200,000 .............              222              25,060,361            1.58
200,000.01 to 225,000 .............               55               7,693,523            0.48
225,000.01 to 250,000 .............               94              12,724,634            0.80
250,000.01 to 275,000 .............               55               7,277,345            0.46
275,000.01 to 300,000 .............               99              17,249,258            1.09
300,000.01 to 325,000 .............               15               2,347,220            0.15
325,000.01 to 350,000 .............               28               5,196,921            0.33
350,000.01 to 375,000 .............               12               2,783,589            0.18
375,000.01 to 400,000 .............               26               6,483,676            0.41
400,000.01 to 425,000 .............                4               1,614,348            0.10
425,000.01 to 450,000 .............               11               2,725,843            0.17
450,000.01 to 475,000 .............                2                 373,552            0.02
475,000.01 to 500,000 .............               64              17,845,303            1.12
500,000.01 to 525,000 .............                2                 890,754            0.06
550,000.01 to 575,000 .............                1                 234,544            0.01
575,000.01 to 600,000 .............                2                 600,000            0.04
600,000.01 to 625,000 .............                1                 303,839            0.02
625,000.01 to 650,000 .............                3               1,290,000            0.08
675,000.01 to 700,000 .............                2               1,388,170            0.09
775,000.01 to 800,000 .............                1                 784,000            0.05
875,000.01 to 900,000 .............                1                  40,000            0.00
975,000.01 to 1,000,000 ...........                4               1,625,000            0.10
                                              ------          --------------          ------
    Total .........................           61,340          $1,589,137,667          100.00%
                                              ======          ==============          ======

     As of July 31, 2002, the average credit limit of the Mortgage Loans was approximately $37,074.

                                  LIEN PRIORITY

                                                                                    PERCENTAGE OF
                                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
       LIEN PRIORITY                     MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
       -------------                     --------------      -----------------         -------
1st Liens .........................              497           $   40,130,744            2.53%
2nd Liens .........................           60,843            1,549,006,922           97.47
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

                               DELINQUENCY STATUS

                                                                                    PERCENTAGE OF
       NUMBER OF DAYS                      NUMBER OF          AGGREGATE UNPAID    AGGREGATE PRINCIPAL
        DELINQUENT                       MORTGAGE LOANS       PRINCIPAL BALANCE        BALANCE
       -------------                     --------------      -----------------         -------
Current ...........................           61,280           $1,587,155,557           99.88%
30 - 59 Days ......................               24                  877,591            0.06
60 - 89 Days ......................               13                  314,611            0.02
90+ Days ..........................               23                  789,908            0.05
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

                                ORIGINATION YEAR

                                                                                    PERCENTAGE OF
         YEAR OF                           NUMBER OF         AGGREGATE UNPAID     AGGREGATE PRINCIPAL
       ORIGINATION                       MORTGAGE LOANS      PRINCIPAL BALANCE         BALANCE
       -----------                       --------------      -----------------         -------
2001 ..............................           52,277           $1,345,843,966           84.69%
2002 ..............................            9,063              243,293,700           15.31
                                              ------           --------------          ------
    Total .........................           61,340           $1,589,137,667          100.00%
                                              ======           ==============          ======

             APPENDIX II - FINANCIAL INFORMATION OF THE NOTE INSURER

     As of June 30, 2002, December 31, 2001, and December 31, 2000, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $392.3 billion, $367.2 billion, and $326.8 billion par value of securities, respectively (of which approximately 85 percent, 88 percent and 85 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.74 billion, $2.62 billion and $2.47 billion, respectively. As of June 30, 2002, the Note Insurer had reinsured approximately 18 percent of the risks it had written, 30 percent through quota share reinsurance, 12 percent through excess of loss reinsurance, and 58 percent through facultative arrangements.

     The following table sets forth the capitalization of the Note Insurer as of December 31, 2000, December 31, 2001, and June 30, 2002, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Note Insurer has occurred since June 30, 2002.

                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                  DECEMBER 31,      DECEMBER 31,      JUNE 30, 2002
                                                                      2000              2001           (UNAUDITED)
                                                                  ------------      ------------      -------------
Unearned Premiums........................................            $  581              $  613          $  652
Other Liabilities........................................               225                 238             446
Stockholder's Equity
     Common Stock........................................                15                  15              15
     Additional Paid-in Capital..........................               384                 384             384
     Accumulated Other Comprehensive Income (Loss).......                23                (15)              19
     Retained Earnings...................................             1,608               1,623           1,730
                                                                      -----               -----           -----
Total Stockholder's Equity...............................             2,030               2,007           2,148
                                                                      -----               -----           -----
Total Liabilities and Stockholder's Equity...............            $2,836              $2,858          $3,246
                                                                     ======              ======          ======

     The audited financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001 and the unaudited financial statements of Financial Guaranty Insurance Company as of June 30, 2002 and for the six month periods ended June 30, 2001 and June 30, 2000, which are included in a Form 8-K filed in connection with the Registration Statement of which this supplement to the prospectus supplement is a part, are hereby incorporated by reference in this supplement to the prospectus supplement.

     Copies of the Note Insurer's quarterly and annual statutory statements filed with the State of New York Insurance Department are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017,
Attention: Corporate Communications Department. The Note Insurer's telephone number is (212) 312-3000.

     NEITHER THE NOTE INSURER NOR FGIC CORPORATION ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT OR ANY OTHER INFORMATION THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE OFFERED NOTES, OR OMITTED FROM SUCH PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER INFORMATION, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE NOTE INSURER AND THE POLICY SET FORTH IN THE PROSPECTUS SUPPLEMENT UNDER THE HEADINGS "THE NOTE INSURER" AND "DESCRIPTION OF THE SECURITIES -- THE POLICY," AND IN THIS APPENDIX II.

                                     EXPERTS

     The financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                  APPENDIX III - CERTAIN FINANCIAL INFORMATION
              ABOUT THE MASTER SERVICER'S SERVICING PORTFOLIO AND
              MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     At June 30, 2002 Countrywide provided servicing for approximately $373.63 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2002 Countrywide provided servicing for approximately $8.05 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                               AS OF DECEMBER 31,            AS OF DECEMBER 31,
                                     1999                          2000
                          --------------------------    ----------------------------
                          PRINCIPAL                     PRINCIPAL
                           BALANCE        PERCENTAGE     BALANCE          PERCENTAGE
                          ---------       ----------    ---------         ----------
Portfolio...........  $2,412,534,167.47        --      $3,748,790,561.82       --
Delinquency
  percentage
30-59 Days..........  $    5,554,389.27      0.23%     $   14,580,950.53     0.39%
  60-89 Days........  $    2,123,878.51      0.09      $    4,626,810.83     0.12
  90+ Days..........  $    4,665,157.69      0.19      $   10,660,110.74     0.28
                      -----------------      ----      -----------------     ----
        Total.......  $   12,343,425.47      0.51%     $   29,867,872.10     0.80%
Foreclosure           $      646,956.56      0.03%     $    1,232,842.13     0.03%
Bankruptcy Rate.....  $    7,706,013.75      0.32%     $    9,192,831.89     0.25%
                              AS OF DECEMBER 31,                AS OF JUNE 30,
                                    2001                           2002
                        ----------------------------   -------------------------
                        PRINCIPAL                       PRINCIPAL
                         BALANCE          PERCENTAGE     BALANCE          PERCENTAGE
                        ---------         ----------    ---------         ----------
Portfolio...........  $5,479,012,451.54        --     $8,049,473,872.47        --
Delinquency
  percentage
30-59 Days..........  $   28,456,872.07      0.52%    $   27,102,363.47      0.34%
  60-89 Days........  $    7,555,089.12      0.14          7,013,613.79      0.09
  90+ Days..........  $   21,422,742.71      0.39         14,571,717.55      0.18
                      -----------------      ----         -------------      ----
        Total.......  $   57,434,703.90      1.05%    $   48,687,694.81      0.60%
Foreclosure           $    3,142,409.33      0.06%    $    4,370,175.30      0.05%
Bankruptcy Rate.....  $   12,681,563.87      0.23%    $   38,342,852.23      0.48%